Verbal Agreement

Sna Ny, President of Go Go Buyers (the Company), hereby promises and commits to provide to the Company funding and financing on the terms expressed below:

1)

The amount does not exceed $50,000;

2)

The funding and financing may and will be paid in parts by request of the Company;

3)

The funding and financing do not bear interest;

4)

The funding and financing do not have a specific repayment date and will be repaid at the Company’s convenience.

/s/ Sna Ny
______________________

Sna Ny

President of Go Go Buyers

October 25, 2019